CNF TRANSPORTATION INC.
                    EXECUTIVE SEVERANCE PLAN
                     FOR ELIGIBLE EXECUTIVES
                               OF
                         VECTOR SCM, LLC

WHEREAS,   CNF  Transportation  Inc.  (the  "Company")   recently
established   Vector SCM, LLC ("Vector") as a joint venture  with
General Motors Corporation ("GM");

WHEREAS,  the  Company  wishes to provide for  certain  severance
benefits   to   eligible  executives  of  Vector  under   certain
circumstances;

NOW  THEREFORE,  the Company hereby adopts the CNF Transportation
Inc.  Executive Severance Plan for Eligible Executives of  Vector
SCM, LLC, on the terms and conditions hereinafter stated.

SECTION 1.     DEFINITIONS.  As hereinafter used:

     1.1 "Affiliate" means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          1.2 "Board" means the Board of Directors of the Company or any successor thereto.

          1.3 "Cause" for termination by the Employer of the Eligible Employee's employment shall mean (i) the willful and continued failure by the Eligible Employee to substantially perform the Eligible Employee's duties with the Employer (other than any such failure resulting from the Eligible Employee's incapacity due to disability, including physical or mental illness or any such actual or anticipated failure after the issuance by the Eligible Employee of a notice of intent to terminate employment for Good Reason pursuant to
          Section 1.12 hereof) after a written demand for substantial performance is delivered to the Eligible Employee by the Company's Chief Executive Officer and General Counsel, which demand specifically identifies the manner in which such Officers believe that the Eligible Employee has not substantially performed the Eligible Employee's duties, or (ii) the willful engaging by the Eligible Employee in conduct which is demonstrably and materially injurious to Vector or to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Eligible Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Eligible Employee not in good faith and without reasonable belief that the Eligible Employee's act, or failure to act, was in the best interest of the Company. In the event of a dispute concerning the application of this provision, no claim by the Company or by the Employer that Cause exists shall be given effect unless the Company establishes (i) to the Plan Administrator and
          (ii) in the event of an arbitration to resolve the dispute, to the arbitrator, by clear and convincing evidence that Cause exists.

          1.4 "Change in Control" means the occurrence of any one of the following events:

          (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than
               (A) the Company or its Affiliates, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

                     (2)  the following individuals cease for any
               reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

                      (3)   there  is  consummated  a  merger  or
               consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately afer such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined), directly or indirectly, acquired 25% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates); or

                     (4)  the stockholders of the Company approve
               a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of assets having an aggregate book value at the time of such sale or disposition of more than 75% of the total book value of the Company's assets on a consolidated basis (or any transaction having a similar effect), other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; provided, however, that a Change in Control shall be deemed not to have occurred under this clause (4) if, immediately prior to the consummation of any sale or disposition of a business unit that is taken into account in determining whether a Change in Control has occurred, the Executive is employed by, and is party to a severance agreement with, such business unit.

          1.5 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          1.6   "Common Stock" means the common stock, par  value
          $0.625 per share, of the Company.

          1.7 "Company" means CNF Transportation Inc. or any successors thereto.

          1.8  "Effective Date" means December 13, 2000.

          1.9 "Eligible Employee" means an individual who, immediately prior to a Change in Control, (a) is an employee of Vector, (b) is not a party to an individual employment or severance agreement with the Company and
          (c) who occupies a position that has been classified as within the CNF Transportation Inc. executive level salary grade structure. An Eligible Employee becomes a "Severed Employee" once he or she incurs a Severance.

          1.10 "Employer" means Vector.

          1.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          1.12. "Good Reason" for termination by the Eligible Employee of the Eligible Employee's employment shall mean the occurrence (without the Eligible Employee's express written consent) after any Change in Control of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected within 30 days of receipt by the Company of notice of the Eligible Employee's intent to terminate for Good Reason hereunder:

                     (1)   the  failure of the successor company,
               following the Change in Control, to assume the Plan and all obligations thereunder, as of the date of such Change in Control;

                     (2)  the assignment to the Eligible Employee
               of any duties inconsistent with the Eligible Employee's status as an executive of the Employer or a substantial adverse alteration in the nature or status of the Eligible Employee's responsibilities from those in effect immediately prior to the Change in Control;

                     (3)   a  reduction by the  Employer  in  the
               Eligible Employee's annual base salary or bonus opportunity, each as in effect immediately prior to the Change in Control or as the same may thereafter be increased from time to time;

                      (4)    the   relocation  of  the   Eligible
               Employee's  principal place  of  employment  to  a
               location that results in an increase in the Eligible Employee's one way commute of at least 50 miles more than the Eligible Employee's one way commute immediately prior to the Change in
               Control, except for required travel on the Company's business to an extent substantially consistent with the Eligible Employee's business travel obligations immediately prior to the Change in Control;

                    (5) the failure by the Company to pay to the Eligible Employee when due any portion of the Eligible Employee's current compensation;

                     (6)   the failure by the Company to continue
               to provide the Eligible Employee with benefits substantially similar to those enjoyed by the Eligible Employee under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Eligible Employee was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all or substantially all employees of the Company and any entity in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Eligible Employee of any material fringe benefit enjoyed by the Eligible Employee immediately prior to the Change in Control, or the failure by the Company to provide the Eligible Employee with the number of paid vacation days to which the Eligible Employee is entitled.

               The Eligible Employee's right to terminate the Eligible Employee's employment for Good Reason shall not be affected by the Eligible Employee's incapacity due to disability, including physical or mental illness. The Eligible Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          1.13 "Plan" means the CNF Transportation Inc. Amended and Restated Executive Severance Plan for Eligible
          Executives of Vector SCM, LLC, as set forth herein, as it may be amended from time to time.

          1.14 "Plan Administrator" means, prior to a Change in Control, the person or persons appointed from time to time by the Board and following a Change in Control, a committee consisting of three persons, at least two of whom were directors or executive officers of the Company immediately prior to the Change in Control.

          1.15 "Potential Change in Control" shall be deemed to have occurred if:

                     (1)   the  Company enters into an agreement,
               the consummation of which would result in the occurrence of a Change in Control;

                     (2)  the Company or any "person" (as defined
               in Section 1.4(1)) publicly announces an intention to take or to consider actions, including but not limited to proxy contests or consent solicitations, which, if consummated, would constitute a Change in Control;

                     (3)   any  "person" (as defined  in  Section
               1.4(1)) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such "person" any securities acquired directly from the Company or its Affiliates); or

                     (4)   the Board adopts a resolution  to  the
               effect   that,  for  purposes  of  this  Plan,   a
               Potential Change in Control has occurred.

          1.16 "Severance" means the termination of an Eligible Employee's employment with the Employer on or within one year immediately following the date of the Change in Control, (i) by the Employer other than for Cause, or (ii) by the Eligible Employee for Good Reason.

          For  purposes  of  this  Plan, an  Eligible  Employee's
          employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Eligible Employee with Good Reason, if
          (i) the Eligible Employee's employment is terminated by the Company without Cause following a Potential Change in Control but prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a "person" (as defined in Section 1.4(1)) who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Eligible Employee terminates his employment for Good Reason following a Potential Change in Control but prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such "person"; or (iii) the Eligible Employee's employment is terminated by the Company without Cause or by the Eligible Employee for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).

          An Eligible Employee will not be considered to have incurred a Severance (i) if his or her employment is discontinued by reason of the Eligible Employee's death or disability, including a physical or mental condition causing such Eligible Employee's inability to substantially perform his or her duties with the Employer, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Employer or
          (ii) by reason of the divestiture of a facility, sale of a business or business unit, or the outsourcing of a business activity with which the Eligible Employee is affiliated, notwithstanding the fact that such divestiture, sale or outsourcing constitutes, or takes place within one year following, a Change in Control, if the Eligible Employee is offered comparable employment by the successor company and such successor company agrees to assume the obligations of this Plan with respect to such Eligible Employee.

          1.17 "Severance Benefits" means, at the Company's expense, (a) the continued participation by a Severed
          Employee and his dependents in all health and welfare benefits plans of the Company (to the extent such Severed Employee was participating in such plans prior to incurring a Severance) and (b) outplacement services determined by the Company to be suitable to the Severed Employee's position, in each case for a period of one year following such Severed Employee's Severance Date; provided, however, that benefits otherwise receivable by the Eligible Employee hereunder shall be reduced to the extent benefits of the same type are received by or made available to the Eligible Employee during the one-year period following the Eligible Employee's incurring a Severance (and any such benefits received by or made available to the Eligible Employee shall be reported to the Company by the Eligible Employee); provided, further, however, that the Company shall reimburse the Eligible Employee for the excess, if any, of the cost of such benefits to the Eligible Employee over such cost immediately prior to the Eligible Employee's incurring a Severance or, if more favorable to the Eligible Employee, immediately prior to the Change in Control. If the Severed Employee dies during the period of one year following the Severed Employee's Severance Date at a time when health and dental benefits are being provided under this Section 1.17 to the Severed Employee's dependents, the Company shall continue to provide such benefits to the dependents for the remainder of the one year period on the same basis as if the Severed Employee had survived throughout that period.

          1.18 "Severance Date" means the date on or after the date of the Change in Control on which an Eligible
          Employee incurs a Severance.

          1.19 "Severance Payment" means a payment, in lieu of any other severance payment or benefit pursuant to any other plan or agreement of the Company or any subsidiary thereof to which the Eligible Employee is otherwise entitled, of an amount equal to the sum of
          (a) the Severed Employee's annual base salary immediately prior to the time of Severance or, if higher, in effect immediately prior to the Change in Control and (b) the greater of (i) the Severed Employee's target bonus for the year in which the Severance occurred and (ii) the Severed Employee's actual or target bonus (whichever is greater) for the year in which the Change in Control occurred (in either case, determined as if such target bonus had been earned in full).

SECTION 2. BENEFITS.

          2.1An Eligible Employee who incurs a Severance shall be entitled to receive (a) a Severance Payment and (b)
          Severance Benefits.

          2.2The Severance Payment shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but in no event later than 10 business days immediately following the expiration of the revocation period, if any, applicable to such Severed Employee's release, described in Section 2.4.

          2.3No Severed Employee shall be eligible to receive a Severance Payment or Severance Benefits under the Plan unless he or she (or, in the event of the death of the Severed Employee, the executor, personal representative or administrator of the Severed Employee's estate) first executes a written release substantially in the form attached as Exhibit A hereto.

          2.4In the event of a claim by an Eligible Employee as to the amount or timing of any distribution, such Eligible Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within sixty (60) days after receipt of such written claim, send a written notification to the Eligible Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial,
          (b) make specific reference to pertinent Plan provisions on which the denial is based, (c) provide a description of any additional material or information necessary for the Eligible Employee to perfect the claim and an explanation of why such material or information is necessary, and (d) set forth the procedure by which the Eligible Employee may appeal the denial of his or her claim. In the event an Eligible Employee wishes to appeal the denial of his or her claim, he or she may request a review of such denial by making application in writing to the Plan Administrator within sixty (60) days after receipt of such denial. Such Eligible Employee (or his or her duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position. Within sixty (60) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt), the Plan Administrator shall notify the Eligible Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

          2.5Any further dispute or controversy arising under or in connection with this Agreement which remains after the final decision of the Plan Administrator as contemplated by Section 2.4 shall be finally settled exclusively by arbitration in Palo Alto, California, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply; and provided further, that the arbitrator shall apply the applicable provisions of ERISA, and applicable regulations adopted thereunder, in such arbitration proceeding. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          2.6The Company shall pay to the Eligible Employee all legal fees and expenses incurred by the Eligible Employee in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement. Such payments shall be made within five (5) business days after delivery of the Eligible Employee's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          2.7The Company shall be entitled to withhold from amounts to be paid to the Severed Employee hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

          2.8 The Company agrees that, if the Eligible Employee's employment with the Company terminates during the one year period following a Change in Control, the Eligible Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Eligible Employee hereunder. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced (except as provided in Section 1.17 hereof) by any compensation earned by the Eligible Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Eligible Employee to the Company, or otherwise.

SECTION 3. PLAN ADMINISTRATION.

          3.1The Plan shall be interpreted, administered and operated by the Plan Administrator, who shall have complete authority, in its sole discretion subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

          3.2All questions of any character whatsoever arising in connection with the interpretation of the Plan or its administration or operation shall be submitted to and settled and determined by the Plan Administrator in an equitable and fair manner in accordance with the procedure for claims and appeals described in
          Section 2.3. Subject to the rights to arbitration provided in Section 2.5 hereof, any such settlement and determination shall be final and conclusive, and shall bind and may be relied upon by the Employer, each of the Eligible Employees and all other parties in interest.

          3.3The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

          3.4The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Employer.

SECTION 4. PLAN MODIFICATION OR TERMINATION.

     The Plan may be amended or terminated by the Board or a duly appointed committee of the Board at any time; provided, however, that during the pendency of and within six (6) months following the cessation of a Potential Change in Control and within one year following a Change in Control, the Plan may not be terminated nor may any amendment be adopted which is in any manner adverse to the interests of Eligible Employees. Notwithstanding the foregoing or any other provision of this Plan to the contrary, this Plan shall automatically and immediately terminate in the event that (i) GM acquires a controlling interest in Vector or
     (ii) Vector is dissolved, except as to any Eligible Employee who has incurred a Severance following a Change in Control prior to the occurrence of either of the termination events described in clauses (i) and (ii) above.

SECTION 5. GENERAL PROVISIONS.

          5.1Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee. When a payment is due under this Plan to a Severed Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

          5.2If the Company or any Affiliate is obligated pursuant to applicable law or by virtue of being a party to a contract (but not pursuant to any severance plan) to pay severance pay, a termination indemnity, notice pay or the like or if the Company or any Affiliate is obligated by law to provide advance notice of separation ("Notice Period"), then any Severance Payment hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

          5.3Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          5.4If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

          5.5This Plan shall be binding upon and shall inure to the benefit of and be enforceable by the Company and its successors and assigns, and by each Eligible Employee and by the personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of each Eligible Employee. If any Eligible Employee shall die while any amount would still be payable to such Eligible Employee (other than amount which, by their terms, terminate upon the death of the Eligible Employee) if the Eligible Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of the Eligible Employee's estate.
          5.6The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

          5.7The Plan shall not be funded. No Eligible Employee shall have any right to, or interest in, any assets of any Employer which may be applied by the Employer to the payment of benefits or other rights under this Plan.

          5.8All notices and all other communications provided for in this Plan (i) shall be in writing, (ii) shall be hand delivered, sent by overnight courier or by United States registered mail, return receipt requested and postage prepaid, addressed, in the case of the Company, to 3240 Hillview Avenue, Palo Alto, California 94304, and in the case of an Eligible Employee, to the last known address of such Eligible Employee, and (iii) shall be effective only upon actual receipt.

          5.9This Plan shall be construed and enforced according to the laws of the State of California to the extent not preempted by federal law, which shall otherwise control.







                                                        EXHIBIT A

                  WAIVER AND RELEASE OF CLAIMS

In consideration of, and subject to, the payment to be made to me by CNF Transportation Inc. (the "Company") of the "Severance Payment" (as defined in the CNF Transportation Inc. Amended and Restated Executive Severance Plan for Eligible Employees of Vector SCM, LLC (the "Plan")), I hereby waive any claims I may have for employment or re-employment by the Company or any subsidiary of the Company after the date hereof, and I further agree to and do release and forever discharge the Company or any subsidiary of the Company, and their respective past and present officers, directors, shareholders, insurers, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Company or any subsidiary of the Company, or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act of 1974, Americans with Disabilities Act, or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights under the Plan; (ii) my rights to benefits other than severance benefits under plans, programs and arrangements of the Company or any subsidiary or parent of the Company which are accrued but unpaid as of the date of my termination; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and any subsidiary or parent of the Company, and my rights under any director's and officers' liability insurance policy covering me.

I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress, and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company's acknowledgment of my rights reserved under the second paragraph above.

I understand that this release will be deemed to be an application for benefits under the Plan and that my entitlement thereto shall be governed by the terms and conditions of the Plan. I expressly hereby consent to such terms and conditions.

I  acknowledge  that I have been given not less  than  forty-five
(45) days to review and consider this Waiver and Release of Claims (unless I have signed a written waiver of such review and consideration period), and that I have had the opportunity to consult with an attorney or other advisor of my choice and have been advised by the Company to do so if I choose. I may revoke this Waiver and Release of Claims seven days or less after its execution by providing written notice to the Company.

I acknowledge that it is my intention and the intention of the Company in executing this Waiver and Release of Claims that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE, to the extent applicable to me, and expressly I consent that this Waiver and Release of Claims shall be given full force and effect according to each and all of its express terms and provisions, including as well those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

I acknowledge that I may hereafter discover claims or facts in addition to or different from those which I now know or believe to exist with respect to the subject matter of this Waiver and Release of Claims and which, if known or suspected at the time of executing this Waiver and Release of Claims, may have materially affected this settlement.

Finally, I acknowledge that I have read this Waiver and Release of Claims and understand all of its terms.